Exhibit 99.1

First Connecticut Bancorp, Inc. reports third quarter 2017 earnings of $0.35 diluted earnings per share

FARMINGTON, Conn., October 18, 2017 – First Connecticut Bancorp, Inc. (NASDAQ: FBNK), the holding company for Farmington Bank, reported a 48% increase in net income to $5.6 million, or $0.35 diluted earnings per share for the quarter ended September 30, 2017 compared to net income of $3.8 million, or $0.25 diluted earnings per share for the quarter ended September 30, 2016.

  "I am pleased that we continue to report strong earnings driven by organic loan and deposit growth coupled with expense management and pristine asset quality. The results are reflective of our disciplined strategic approach to growing market share and building franchise value," stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

Financial Highlights

•	Net interest income increased $1.0 million to $20.8 million in the third quarter of 2017 compared to the linked quarter and increased $3.1 million compared to the third quarter of 2016.

•
Net interest margin was 2.95% in the third quarter of 2017 compared to 2.92% in the linked quarter and 2.74% in the prior year quarter. Net interest margin, excluding $165,000 prepayment penalty fees, was 2.93% in the third quarter of 2017.

•	Efficiency ratio was 66.38% in the third quarter of 2017 compared to 66.31% in the linked quarter and 72.53% in the prior year quarter.

•	Noninterest expense to average assets was 2.11% in the third quarter of 2017 compared to 2.12% in the linked quarter and 2.22% in the prior year quarter.

•
Organic loan growth remained strong during the third quarter of 2017 as loans increased $32.0 million to $2.7 billion at September 30, 2017 primarily due to a $21.0 million increase in commercial real estate loans and a $6.9 million increase in residential real estate loans.  Loans increased $222.2 million or 9% from a year ago.

•	Overall deposits increased $137.5 million to $2.4 billion in the third quarter of 2017 compared to the linked quarter and increased $134.7 million or 6% from a year ago.

•	Loans to deposits ratio was 113% for the quarter ended September 30, 2017 compared to 119% in the linked quarter and 110% in the third quarter of 2016.

•	Tangible book value per share increased to $17.12 for the quarter ended September 30, 2017 compared to $16.86 on a linked quarter basis and $16.17 at September 30, 2016.

•	Checking accounts grew by 2% or 1,235 net new accounts in the third quarter of 2017 and 6% or 3,538 net new accounts from a year ago.

•
Asset quality remained strong as loan delinquencies 30 days and greater represented 0.66% of total loans at September 30, 2017 compared to 0.60% of total loans at June 30, 2017 and 0.74% at September 30, 2016.  Non-accrual loans represented 0.57% of total loans at September 30, 2017 compared to 0.60% of total loans at June 30, 2017 and 0.72% of total loans at September 30, 2016.

•	The allowance for loan losses represented 0.82% of total loans at September 30, 2017 compared to 0.83% of total loans at June 30, 2017 and 0.86% at September 30, 2016.

•	The Company paid a quarterly cash dividend of $0.14 per share during the third quarter, an increase of $0.02 compared to the linked quarter and an increase of $0.06 from a year ago.

Third quarter 2017 compared with second quarter 2017

Net interest income

•
Net interest income increased $1.0 million to $20.8 million in the third quarter of 2017 compared to the linked quarter primarily due to a $68.5 million increase in the average loans balance and an 8 basis point increase in the loans yield to 3.73% offset by a $463,000 increase in interest expense.

•	Net interest margin was 2.95% in the third quarter of 2017 compared to 2.92% in the linked quarter. Net interest margin, excluding $165,000 prepayment penalty fees, was 2.93% in the third quarter.

•	The cost of interest-bearing liabilities increased 5 basis points to 84 basis points in the third quarter of 2017 compared to 79 basis points in the linked quarter.

Provision for loan losses

•	Provision for loan losses was $217,000 for the third quarter of 2017 compared to $710,000 for the linked quarter.

•	Net charge-offs in the quarter were $52,000 or 0.01% to average loans (annualized) compared to $22,000 or 0.00% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.82% of total loans at September 30, 2017 and 0.83% of total loans at June 30, 2017.

Noninterest income

•
Total noninterest income decreased $576,000 to $3.3 million in the third quarter of 2017 compared to the linked quarter primarily due to a $241,000 decrease in bank-owned life insurance income and a $585,000 decrease in other noninterest income offset by a $161,000 increase in net gain on loans sold.

•	Net gain on loans sold increased to $872,000 from $711,000 primarily due to an increase in volume.

•	Bank-owned life insurance income decreased $241,000 primarily due to receiving $271,000 in death benefit proceeds in the linked quarter.

•	Other noninterest income decreased primarily due to swap fees totaling $251,000 compared to $562,000 in the linked quarter and a decrease in SBIC fund income of $229,000.

Noninterest expense

•
Noninterest expense increased $41,000 in the third quarter of 2017 to $15.9 million compared to the linked quarter primarily due to a $125,000 increase in occupancy expenses and a $197,000 increase in other operating expenses offset by a $368,000 decrease in salaries and employee benefits.

•	Salaries and employee benefits decreased $368,000 to $9.7 million in the third quarter primarily due to $343,000 in severance expense in the linked quarter.

Income tax expense

•	Income tax expense was $2.4 million in the third quarter of 2017 and $2.1 million in the second quarter of 2017.

Third quarter 2017 compared with third quarter 2016

Net interest income

•
Net interest income increased $3.1 million to $20.8 million in the third quarter of 2017 compared to the prior year quarter due primarily to a $267.9 million increase in the average loans balance and a 19 basis point increase in the loans yield to 3.73% offset by a $706,000 increase in interest expense.

•
Net interest margin was 2.95% in the third quarter of 2017 compared to 2.74% in the prior year quarter.  Net interest margin, excluding $165,000 prepayment penalty fees, was 2.93% in the third quarter of 2017.

•	The cost of interest-bearing liabilities increased 5 basis points to 84 basis points in the third quarter of 2017 compared to 79 basis points in the prior year quarter.

Provision for loan losses

•	Provision for loan losses was $217,000 for the third quarter of 2017 compared to $698,000 for the prior year quarter.

•	Net charge-offs in the quarter were $52,000 or 0.01% to average loans (annualized) compared to $155,000 or 0.03% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.82% of total loans at September 30, 2017 and 0.86% of total loans at September 30, 2016.

Noninterest income

•	Total noninterest income decreased $385,000 to $3.3 million in the third quarter of 2017 compared to the prior year quarter primarily due a $398,000 decrease in other noninterest income.

•
Other noninterest income decreased primarily due to a decrease in swap fees totaling $251,000 compared to $692,000 the prior year quarter and a $184,000 decrease in banking derivatives offset by a $172,000 impairment on a SBIC fund in the prior year quarter.

Noninterest expense

•	Noninterest expense increased $435,000 in the third quarter of 2017 to $15.9 million compared to the prior year quarter primarily due to a $383,000 increase in salaries and employee benefits expense.

Income tax expense

•
Income tax expense was $2.4 million in the third quarter of 2017 and $1.5 million in the prior year quarter.  Increase in income tax expense was primarily due to a $2.8 million increase in income over the prior year.

September 30, 2017 compared to September 30, 2016

Financial Condition

•
Total assets increased $169.7 million or 6% at September 30, 2017 to $3.0 billion compared to $2.8 billion at September 30, 2016, reflecting a $221.3 million increase in net loans offset by a $45.5 million decrease in cash and cash equivalents.

•	Our investment portfolio totaled $144.1 million at September 30, 2017 compared to $141.4 million at September 30, 2016, an increase of $2.7 million.

•	Net loans increased $221.3 million or 9% at September 30, 2017 to $2.7 billion compared to $2.5 billion at September 30, 2016 due to our continued focus on commercial and residential lending.

•
Deposits increased $134.7 million or 6% to $2.4 billion at September 30, 2017 compared to $2.2 billion at September 30, 2016 primarily due to an increase in retail deposits as we continue to develop and grow relationships in the geographical areas we serve.  We had municipal deposit balances totaling $451.8 million and $459.3 million at September 30, 2017 and 2016, respectively.

•	Federal Home Loan Bank of Boston advances increased $50.9 million to $271.5 million at September 30, 2017 compared to $220.6 million at September 30, 2016.

Asset Quality

•
At September 30, 2017 the allowance for loan losses represented 0.82% of total loans and 145.06% of non-accrual loans, compared to 0.83% of total loans and 137.54% of non-accrual loans at June 30, 2017 and 0.86% of total loans and 119.26% of non-accrual loans at September 30, 2016.

•	Loan delinquencies 30 days and greater represented 0.66% of total loans at September 30, 2017 compared to 0.60% of total loans at June 30, 2017 and 0.74% of total loans at September 30, 2016.

•	Non-accrual loans represented 0.57% of total loans at September 30, 2017 compared to 0.60% of total loans at June 30, 2017 and 0.72% of total loans at September 30, 2016.

•
Net charge-offs in the quarter were $52,000 or 0.01% to average loans (annualized) compared to $22,000 or 0.00% to average loans (annualized) in the linked quarter and $155,000 or 0.03% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.50% at September 30, 2017.

•	Tangible book value per share is $17.12 compared to $16.86 on a linked quarter basis and $16.17 at September 30, 2016.

•
The Company had 600,945 shares remaining to repurchase at September 30, 2017 from prior regulatory approval. Repurchased shares are held as treasury stock and will be available for general corporate purposes.

•
At September 30, 2017, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits and pre-approved unsecured lines of credit.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 24 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, October 19, 2017 at 10:30am Eastern Time to discuss third quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2017	2017	2017	2016	2016
Selected Financial Condition Data:

Total assets	$ 3,001,679	$ 2,992,126	$ 2,904,264	$ 2,837,555	$ 2,831,960
Cash and cash equivalents	44,475	46,551	36,427	47,723	89,940
Securities held-to-maturity, at amortized cost	56,848	50,655	50,320	33,061	7,338
Securities available-for-sale, at fair value	87,299	112,443	105,541	103,520	134,094
Federal Home Loan Bank of Boston stock, at cost	15,954	19,583	16,418	16,378	15,139
Loans, net	2,676,411	2,644,618	2,585,521	2,525,983	2,455,101
Deposits	2,382,551	2,245,004	2,287,852	2,215,090	2,247,873
Federal Home Loan Bank of Boston advances	271,458	389,458	282,057	287,057	220,600
Total stockholders' equity	273,193	268,836	264,667	260,176	255,615
Allowance for loan losses	22,202	22,037	21,349	21,529	21,263
Non-accrual loans	15,305	16,022	15,976	17,561	17,829
Impaired loans	29,924	30,007	32,407	34,273	37,599
Loan delinquencies 30 days and greater	17,808	16,059	17,346	17,271	18,238

Selected Operating Data:

Interest income	$ 25,604	$ 24,116	$ 23,212	$ 22,160	$ 21,805
Interest expense	4,756	4,293	3,962	4,038	4,050
Net interest income	20,848	19,823	19,250	18,122	17,755
Provision for loan losses	217	710	325	616	698
Net interest income after provision for loan losses	20,631	19,113	18,925	17,506	17,057
Noninterest income	3,300	3,876	3,165	3,536	3,685
Noninterest expense	15,919	15,878	15,152	15,099	15,484
Income before income taxes	8,012	7,111	6,938	5,943	5,258
Income tax expense	2,415	2,109	1,845	1,757	1,485

Net income	$ 5,597	$ 5,002	$ 5,093	$ 4,186	$ 3,773

Performance Ratios (annualized):

Return on average assets	0.74%	0.68%	0.71%	0.59%	0.54%
Return on average equity	8.17%	7.43%	7.67%	6.43%	5.89%
Net interest rate spread (1)	2.77%	2.74%	2.76%	2.57%	2.56%
Net interest rate margin (2)	2.95%	2.92%	2.94%	2.75%	2.74%
Non-interest expense to average assets (3)	2.11%	2.12%	2.12%	2.13%	2.22%
Efficiency ratio (4)	66.38%	66.31%	67.85%	70.64%	72.53%
Average interest-earning assets to average
interest-bearing liabilities	128.50%	128.46%	129.85%	130.20%	129.42%
Loans to deposits	113%	119%	114%	115%	110%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.82%	0.83%	0.82%	0.85%	0.86%
Allowance for loan losses as a percent of
non-accrual loans	145.06%	137.54%	133.63%	122.60%	119.26%
Net charge-offs (recoveries) to average loans (annualized)	0.01%	0.00%	0.08%	0.06%	0.03%
Non-accrual loans as a percent of total loans	0.57%	0.60%	0.61%	0.69%	0.72%
Non-accrual loans as a percent of total assets	0.51%	0.54%	0.55%	0.62%	0.63%
Loan delinquencies 30 days and greater as a
percent of total loans	0.66%	0.60%	0.67%	0.68%	0.74%

Per Share Related Data:

Basic earnings per share	$ 0.37	$ 0.33	$ 0.34	$ 0.28	$ 0.25
Diluted earnings per share	$ 0.35	$ 0.32	$ 0.32	$ 0.27	$ 0.25
Dividends declared per share	$ 0.14	$ 0.12	$ 0.11	$ 0.09	$ 0.08
Tangible book value (5)	$ 17.12	$ 16.86	$ 16.62	$ 16.37	$ 16.17
Common stock shares outstanding	15,952,946	15,942,614	15,923,514	15,897,698	15,805,748
Weighted-average basic shares outstanding	15,143,379	15,107,190	15,068,036	14,973,610	14,823,914
Weighted-average diluted shares outstanding	15,820,659	15,791,112	15,691,338	15,502,481	15,192,006

(1)	Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(2)	Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(3)	Represents core noninterest expense annualized divided by average assets. See "Reconciliation of Non-GAAP Financial Measures" table.
(4)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
See "Reconciliation of Non-GAAP Financial Measures" table.
(5)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.  See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	September 30,		June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2017		2017	2017	2016	2016
Capital Ratios:

Equity to total assets at end of period	9.10%		8.98%	9.11%	9.17%	9.03%
Average equity to average assets	9.10%		9.18%	9.28%	9.18%	9.20%
Total Capital (to Risk Weighted Assets)	12.50%	*	12.45%	12.67%	12.80%	12.57%
Tier I Capital (to Risk Weighted Assets)	11.57%	*	11.53%	11.74%	11.84%	11.62%
Common Equity Tier I Capital	11.57%	*	11.53%	11.74%	11.84%	11.62%
Tier I Leverage Capital (to Average Assets)	9.25%	*	9.36%	9.45%	9.39%	9.40%
Total equity to total average assets	9.07%		9.17%	9.25%	9.18%	9.17%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 969,679		$ 962,732	$ 954,764	$ 907,946	$ 864,054
Commercial	1,028,930		1,020,560	992,861	979,370	931,703
Construction	86,713		74,063	60,694	49,679	50,083
Commercial	436,172		431,243	420,747	430,539	449,008
Home equity line of credit	166,791		168,278	168,157	170,786	172,148
Other	5,733		5,410	5,375	5,348	5,426
Total loans	2,694,018		2,662,286	2,602,598	2,543,668	2,472,422
Net deferred loan costs	4,595		4,369	4,272	3,844	3,942
Loans	2,698,613		2,666,655	2,606,870	2,547,512	2,476,364
Allowance for loan losses	(22,202)		(22,037)	(21,349)	(21,529)	(21,263)
Loans, net	$ 2,676,411		$ 2,644,618	$ 2,585,521	$ 2,525,983	$ 2,455,101

Deposits:

Noninterest-bearing demand deposits	$ 437,372		$ 445,049	$ 437,385	$ 441,283	$ 419,664
Interest-bearing
NOW accounts	652,631		547,868	622,844	542,764	590,213
Money market	549,674		522,070	521,759	532,681	536,979
Savings accounts	233,330		241,898	239,743	233,792	223,848
Time deposits	509,544		488,119	466,121	464,570	477,169
Total interest-bearing deposits	1,945,179		1,799,955	1,850,467	1,773,807	1,828,209
Total deposits	$ 2,382,551		$ 2,245,004	$ 2,287,852	$ 2,215,090	$ 2,247,873

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	September 30,	June 30,	September 30,
	2017	2017	2016
(Dollars in thousands)
Assets
Cash and due from banks	$ 35,452	$ 37,308	$ 33,206
Interest bearing deposits with other institutions	9,023	9,243	56,734
Total cash and cash equivalents	44,475	46,551	89,940
Securities held-to-maturity, at amortized cost	56,848	50,655	7,338
Securities available-for-sale, at fair value	87,299	112,443	134,094
Loans held for sale	6,902	2,537	5,462
Loans (1)	2,698,613	2,666,655	2,476,364
Allowance for loan losses	(22,202)	(22,037)	(21,263)
Loans, net	2,676,411	2,644,618	2,455,101
Premises and equipment, net	17,005	17,609	18,383
Federal Home Loan Bank of Boston stock, at cost	15,954	19,583	15,139
Accrued income receivable	8,039	7,939	6,413
Bank-owned life insurance	57,156	56,802	51,364
Deferred income taxes	13,965	13,970	15,136
Prepaid expenses and other assets	17,625	19,419	33,590
Total assets	$ 3,001,679	$ 2,992,126	$ 2,831,960

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,945,179	$ 1,799,955	$ 1,828,209
Noninterest-bearing	437,372	445,049	419,664
	2,382,551	2,245,004	2,247,873
Federal Home Loan Bank of Boston advances	271,458	389,458	220,600
Repurchase agreement borrowings	10,500	10,500	10,500
Repurchase liabilities	21,538	36,101	35,036
Accrued expenses and other liabilities	42,439	42,227	62,336
Total liabilities	2,728,486	2,723,290	2,576,345

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	185,319	184,871	183,769
Unallocated common stock held by ESOP	(9,796)	(10,053)	(10,833)
Treasury stock, at cost	(29,620)	(29,770)	(31,645)
Retained earnings	133,337	129,972	120,487
Accumulated other comprehensive loss	(6,228)	(6,365)	(6,344)
Total stockholders' equity	273,193	268,836	255,615
Total liabilities and stockholders' equity	$ 3,001,679	$ 2,992,126	$ 2,831,960

(1)	Loans include net deferred fees and unamortized premiums of $4.6 million, $4.4 million and $3.9 million at September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2017	2017	2016	2017	2016
Interest income
Interest and fees on loans
Mortgage	$ 19,165	$ 18,056	$ 16,134	$ 54,779	$ 48,161
Other	5,535	5,209	4,983	15,691	14,555
Interest and dividends on investments
United States Government and agency obligations	602	598	419	1,674	1,285
Other bonds	6	7	13	20	40
Corporate stocks	242	216	210	657	681
Other interest income	54	30	46	111	104
Total interest income	25,604	24,116	21,805	72,932	64,826
Interest expense
Deposits	3,423	3,026	2,975	9,360	8,446
Interest on borrowed funds	1,230	1,164	955	3,343	2,902
Interest on repo borrowings	95	96	98	286	289
Interest on repurchase liabilities	8	7	22	22	56
Total interest expense	4,756	4,293	4,050	13,011	11,693
Net interest income	20,848	19,823	17,755	59,921	53,133
Provision for loan losses	217	710	698	1,252	1,716
Net interest income
after provision for loan losses	20,631	19,113	17,057	58,669	51,417
Noninterest income
Fees for customer services	1,662	1,572	1,600	4,740	4,614
Net gain on loans sold	872	711	939	1,999	2,180
Brokerage and insurance fee income	54	55	58	159	166
Bank owned life insurance income	357	598	335	1,274	1,056
Other	355	940	753	2,169	1,186
Total noninterest income	3,300	3,876	3,685	10,341	9,202
Noninterest expense
Salaries and employee benefits	9,668	10,036	9,285	29,031	27,874
Occupancy expense	1,312	1,187	1,271	3,812	3,679
Furniture and equipment expense	1,054	985	1,020	3,023	3,099
FDIC assessment	419	410	392	1,257	1,179
Marketing	717	708	682	1,992	1,647
Other operating expenses	2,749	2,552	2,834	7,834	7,927
Total noninterest expense	15,919	15,878	15,484	46,949	45,405
Income before income taxes	8,012	7,111	5,258	22,061	15,214
Income tax expense	2,415	2,109	1,485	6,369	4,185
Net income	$ 5,597	$ 5,002	$ 3,773	$ 15,692	$ 11,029

Earnings per share:
Basic	$ 0.37	$ 0.33	$ 0.25	$ 1.04	$ 0.74
Diluted	0.35	0.32	0.25	0.99	0.73
Weighted average shares outstanding:
Basic	15,143,379	15,107,190	14,823,914	15,106,478	14,770,282
Diluted	15,820,659	15,791,112	15,192,006	15,768,177	15,093,109

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,697,978	$ 25,342	3.73%	$ 2,629,493	$ 23,900	3.65%	$ 2,430,114	$ 21,650	3.54%
Securities	159,450	660	1.64%	157,230	659	1.68%	165,738	481	1.15%
Federal Home Loan Bank of Boston stock	18,284	190	4.12%	18,056	162	3.60%	18,206	161	3.52%
Federal funds and other earning assets	10,089	54	2.12%	7,715	30	1.56%	36,439	46	0.50%
Total interest-earning assets	2,885,801	26,246	3.61%	2,812,494	24,751	3.53%	2,650,497	22,338	3.35%
Noninterest-earning assets	126,234			120,308			135,828
Total assets	$ 3,012,035			$ 2,932,802			$ 2,786,325

Interest-bearing liabilities:
NOW accounts	$ 644,947	$ 832	0.51%	$ 595,350	$ 574	0.39%	$ 506,509	$ 385	0.30%
Money market	519,265	982	0.75%	525,266	979	0.75%	525,301	1,085	0.82%
Savings accounts	233,878	63	0.11%	242,009	63	0.10%	221,981	60	0.11%
Certificates of deposit	489,203	1,546	1.25%	471,905	1,410	1.20%	481,901	1,445	1.19%
Total interest-bearing deposits	1,887,293	3,423	0.72%	1,834,530	3,026	0.66%	1,735,692	2,975	0.68%
Federal Home Loan Bank of Boston Advances	320,219	1,230	1.52%	315,665	1,164	1.48%	250,459	955	1.52%
Repurchase agreement borrowings	10,500	95	3.59%	10,500	96	3.67%	10,500	98	3.71%
Repurchase liabilities	27,695	8	0.11%	28,728	7	0.10%	51,297	22	0.17%
Total interest-bearing liabilities	2,245,707	4,756	0.84%	2,189,423	4,293	0.79%	2,047,948	4,050	0.79%
Noninterest-bearing deposits	446,428			431,336			417,917
Other noninterest-bearing liabilities	45,905			42,857			64,201
Total liabilities	2,738,040			2,663,616			2,530,066
Stockholders' equity	273,995			269,186			256,259
Total liabilities and stockholders' equity	$ 3,012,035			$ 2,932,802			$ 2,786,325

Tax-equivalent net interest income		$ 21,490			$ 20,458			$ 18,288
Less: tax-equivalent adjustment		(642)			(635)			(533)
Net interest income		$ 20,848			$ 19,823			$ 17,755

Net interest rate spread (2)			2.77%			2.74%			2.56%
Net interest-earning assets (3)	$ 640,094			$ 623,071			$ 602,549
Net interest margin (4)			2.95%			2.92%			2.74%
Average interest-earning assets to
average interest-bearing liabilities		128.50%			128.46%			129.42%
(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Nine Months Ended September 30,
	2017			2016
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,635,035	$ 72,343	3.67%	$ 2,394,991	$ 64,282	3.59%
Securities	153,263	1,848	1.61%	156,876	1,479	1.26%
Federal Home Loan Bank of Boston stock	17,510	503	3.84%	18,590	527	3.79%
Federal funds and other earning assets	8,066	111	1.84%	28,677	104	0.48%
Total interest-earning assets	2,813,874	74,805	3.55%	2,599,134	66,392	3.41%
Noninterest-earning assets	121,577			130,327
Total assets	$ 2,935,451			$ 2,729,461

Interest-bearing liabilities:
NOW accounts	$ 614,464	$ 1,934	0.42%	$ 500,097	$ 1,101	0.29%
Money market	524,610	2,931	0.75%	497,130	3,010	0.80%
Savings accounts	235,793	187	0.11%	221,635	177	0.11%
Certificates of deposit	476,069	4,308	1.21%	468,979	4,158	1.18%
Total interest-bearing deposits	1,850,936	9,360	0.68%	1,687,841	8,446	0.67%
Federal Home Loan Bank of Boston Advances	294,099	3,343	1.52%	267,527	2,902	1.45%
Repurchase agreement borrowings	10,500	286	3.64%	10,500	289	3.66%
Repurchase liabilities	27,146	22	0.11%	46,882	56	0.16%
Total interest-bearing liabilities	2,182,681	13,011	0.80%	2,012,750	11,693	0.78%
Noninterest-bearing deposits	436,990			404,599
Other noninterest-bearing liabilities	46,200			59,668
Total liabilities	2,665,871			2,477,017
Stockholders' equity	269,580			252,444
Total liabilities and stockholders' equity	$ 2,935,451			$ 2,729,461

Tax-equivalent net interest income		$ 61,794			$ 54,699
Less: tax-equivalent adjustment		(1,873)			(1,566)
Net interest income		$ 59,921			$ 53,133

Net interest rate spread (2)			2.75%			2.63%
Net interest-earning assets (3)	$ 631,193			$ 586,384
Net interest margin (4)			2.94%			2.81%
Average interest-earning assets to average
interest-bearing liabilities		128.92%			129.13%

(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconcilliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share data)	2017	2017	2017	2016	2016
Net Income	$ 5,597	$ 5,002	$ 5,093	$ 4,186	$ 3,773
Adjustments:
Plus: Severance expense	-	343	-	-	-
Plus: Mortgage servicing rights (recovery) impairment	-	-	-	(283)	(91)
Less: Prepayment penalty fees	(165)	-	(84)	-	-
Less: Bank-owned life insurance proceeds	-	(271)	-	-	-
Total core adjustments before taxes	(165)	72	(84)	(283)	(91)
Tax (expense) benefit on core adjustments	58	(120)	29	99	32
Deferred tax asset write-off (1)	-	-	-	137	-
Total core adjustments after taxes	(107)	(48)	(55)	(47)	(59)
Total core net income	$ 5,490	$ 4,954	$ 5,038	$ 4,139	$ 3,714

Total net interest income	$ 20,848	$ 19,823	$ 19,250	$ 18,122	$ 17,755
Less: Prepayment penalty fees	(165)	-	(84)	-	-
Total core net interest income	$ 20,683	$ 19,823	$ 19,166	$ 18,122	$ 17,755

Total noninterest income	$ 3,300	$ 3,876	$ 3,165	$ 3,536	$ 3,685
Plus: Mortgage servicing rights (recovery) impairment	-	-	-	(283)	(91)
Less: Bank-owned life insurance proceeds	-	(271)	-	-	-
Total core noninterest income	$ 3,300	$ 3,605	$ 3,165	$ 3,253	$ 3,594

Total noninterest expense	$ 15,919	$ 15,878	$ 15,152	$ 15,099	$ 15,484
Less: Severance expense	-	(343)	-	-	-
Total core noninterest expense	$ 15,919	$ 15,535	$ 15,152	$ 15,099	$ 15,484

Core earnings per common share, diluted	$ 0.35	$ 0.31	$ 0.32	$ 0.27	$ 0.24

Core net interest rate margin (2)	2.93%	2.92%	2.92%	2.75%	2.74%
Core return on average assets (annualized)	0.73%	0.68%	0.70%	0.58%	0.53%
Core return on average equity (annualized)	8.01%	7.36%	7.59%	6.36%	5.80%
Core non-interest expense to average assets (annualized)	2.11%	2.12%	2.12%	2.13%	2.22%
Efficiency ratio (3)	66.38%	66.31%	67.85%	70.64%	72.53%

Tangible book value (4)	$ 17.12	$ 16.86	$ 16.62	$ 16.37	$ 16.17

(1)	Represents a write-off of the remaining deferred tax asset associated with the establishment of the Bank's foundation in 2011.
(2)	Represents tax-equivalent core net interest income as a percent of average interest-earning assets.
(3)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(4)	Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.